Exhibit 99.2

Przedsiebiorstwo “POLMOS” Białystok

Spółka Akcyjna

Przedsiebiorstwo “POLMOS” Białystok

Spółka Akcyjna

BALANCE SHEET

Amounts in columns expressed in thousands of U.S. dollars

	Note	June 30, 2005	December 31, 2004
ASSETS
CURRENT ASSETS
Cash & cash equivalents		$12,669	$36,480
Restricted cash		1,204	1,735
Short-term investments	3	31,042	52,155
Securities subject to repurchase agreements	3	50,996	12,571
Trade accounts receivable, net		20,697	28,741
Inventories		4,727	4,238
Prepaid expenses and other receivables		3,167	3,092
Deferred income taxes		2,502	1,721

TOTAL CURRENT ASSETS		127,004	140,733

Intangible assets, net		119	146
Tangible fixed assets, net		9,419	10,578
Deferred income taxes		747	708
Long-term investments		19	21
Other assets		174	212

TOTAL ASSETS		$137,482	$152,398

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Trade accounts payable		$4,097	$5,143
Taxes payable		30,111	42,350
Liabilities to shareholders	5	62,834	70,308
Other accrued liabilities		1,631	2,321

TOTAL CURRENT LIABILITIES		98,673	120,122

Employee benefits		3,929	3,727

TOTAL NONCURRENT LIABILITIES		3,929	3,727

STOCKHOLDERS’ EQUITY
Common stock (11,900,000 shares authorized and outstanding , PLN 10 par value)		26,288	26,288
Retained earnings		(8,820)	(18,212)
Accumulated other comprehensive income		17,412	20,473

STOCKHOLDERS’ EQUITY		34,880	28,549

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$137,482	$152,398

See accompanying notes

Przedsiebiorstwo “POLMOS” Białystok

Spółka Akcyjna

STATEMENT OF INCOME

Amounts in columns expressed in thousands of U.S. dollars

	Three months ended		Six months ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Sales	$83,543	$75,354	$165,604	$138,054
Less –Excise taxes	(62,610)	(55,917)	(124,547)	(102,175)

Net Sales	20,933	19,437	41,057	35,879

Cost of goods sold	12,449	12,275	25,033	22,499

Gross profit	8,484	7,162	16,024	13,380
Selling, general and administrative expenses	3,515	2,295	6,392	4,334
Provision for doubtful accounts and notes	(596)	142	(29)	717

Operating income	5,565	4,725	9,661	8,329
Non-operating income / (expense)
Profit on investments	1,862	1,642	3,396	2,480
Interest income	132	72	203	116
Other income / (expense), net	35	(57)	94	(98)

Income before income taxes	7,594	6,382	13,354	10,827
Income tax expense	(1,218)	(1,182)	(2,632)	(2,102)

Net income	$6,376	$5,200	$10,722	$8,725

See accompanying notes.

Przedsiebiorstwo “POLMOS” Białystok

Spółka Akcyjna

STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY

Amounts in columns expressed in thousands of U.S. dollars

	Common Stock		Retained earnings	Accumulated other comprehensive income - Foreign currency translation adjustment	Total
	No. of Shares	Amount
Balance at December 31, 2004	11,900	26,288	(18,212)	20,473	28,549

Net income for the six months ended June 30, 2005	—	—	10,722	—	10,722
Foreign currency translation adjustment	—	—	—	(3,061)	(3,061)

Comprehensive income for six months 2005	—	—	—	—	7,661

Dividend paid	—	—	(1,330)	—	(1,330)

Balance at June 30, 2005	11,900	26,288	(8,820)	17,412	34,880

See accompanying notes

Przedsiebiorstwo “POLMOS” Białystok

Spółka Akcyjna

STATEMENTS OF CASH FLOWS

Amounts in columns expressed in thousands

	Six months ended June 30, 2005	Six months ended June 30, 2004
Operating activities
Net income	$10,722	$8,725
Adjustments to reconcile net income to net cash provided by / (used in) operating activities:
Depreciation and amortization	718	803
Gain on investments	(3,396)	(2,480)
Interest received	(203)	(116)
Changes in operating assets and liabilities:
Accounts receivable	4,988	(1,007)
Inventories	(940)	(1,080)
Prepayments and other current assets	(2,595)	(285)
Trade accounts payable	(500)	(53)
Income and other taxes	(8,814)	(1,342)
Purchase of trade securities, net	(20,796)	(9,925)
Other liabilities	213	1,573

Net cash used in operating activities	(20,603)	(5,187)

Investing activities
Purchase of intangible assets, net	(24)	(16)
Purchase of tangible assets, net	(733)	(977)
Interest received	203	116
Decrease/ (increase) in restricted cash	347	(1,083)

Net cash used in investing activities	(207)	(1,960)

Financing activities
Proceeds from sale of accounts receivable	2,207	—
Dividend payment	(1,330)	(584)

Net cash provided by / (used in) financing activities	877	(584)

Currency effect on brought forward cash balances	(3,878)	158

Net decrease in cash	(23,811)	(7,573)
Cash and cash equivalents at beginning of period	36,480	31,154

Cash and cash equivalents at end of period	$12,669	$23,581

Supplemental disclosures of cash flow information
Income tax paid	$1,930	$1,527

See accompanying notes

Przedsiebiorstwo “POLMOS” Białystok

Spółka Akcyjna

NOTES TO FINANCIAL STATEMENTS

Amounts in columns expressed in thousands of U.S. dollars

1. Organization and Description of Business

Przedsiebiorstwo “Polmos” Białystok Spółka Akcyjna (hereinafter referred to as “Polmos Białystok” or the “Company”) is a Polish enterprise that was established as a result of the privatization of a state owned enterprise. The Company is based in North-East Poland and has been in operation since 1928. In May 2005, the Company was listed on the Warsaw Stock Exchange (WSE), with 32% of outstanding shares floated. The remaining shares are held by employees and the State Treasury with 61% of the company designated for sale to a strategic investor.

The Company’s primary source of earnings is the production and sale of vodka, including the Absolwent and Zubrówka brands.

2. Basis of Presentation

The balance sheet at December 31, 2004, has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

The Company maintains their books of account and prepares their statutory financial statements in Polish zloty (PLN) in accordance with Polish statutory requirements and the Accounting Act of September 29, 1994. The financial statements have been adjusted to reflect accounting principles generally accepted in the United States of America (U.S. GAAP) for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and disclosures required by generally accepted accounting principles in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary to fairly present our financial condition, results of operations and cash flows for the interim periods presented have been included. Operating results for the three and six month period ended June 30, 2005, are not necessarily indicative of the results that may be expected for the year ending December 31, 2005. The interim financial statements should be read with reference to the financial statements and footnotes for the year ended December 31, 2004.

The interim financial statements are prepared under U.S. GAAP and have been presented in U.S. dollars.

Przedsiebiorstwo “POLMOS” Białystok

Spółka Akcyjna

NOTES TO FINANCIAL STATEMENTS

Amounts in columns expressed in thousands of U.S. dollars

3. Investments

Short-term investments and securities subject to repurchase agreement as of June 30, 2005 consist of:

				Classified as:
	Cost basis	Unrealized gains	Recorded basis	Short-term investments	Securities subject to repurchase agreements
Investments funds	15,255	770	16,025	16,025	—
Government bills	16,958	36	16,994	—	16,994
Corporate bonds	19,224	784	20,008	4,336	15,672
Government bonds	20,388	468	20,857	2,527	18,330
Municipal bonds	7,770	384	8,154	8,154	—

Total	$79,596	2,442	82,038	31,042	50,996

As of June 30, 2005 investments with a maturity up to 1 year amounted to $81,388 thousand and those with a maturity from 1 year to 3 years amounted to $650 thousand.

Short-term investments and securities subject to repurchase agreement as of December 31, 2004 consist of:

				Classified as:
	Cost basis	Unrealized gains	Recorded basis	Short-term investments	Securities subject to repurchase agreements
Investments funds	13,376	657	14,034	14,034	—
Certificates of deposit	11,061	32	11,093	11,093	—
Government bills	24,221	528	24,748	12,177	12,571
Corporate bonds	2,675	649	3,324	3,324	—
Government bonds	2,561	177	2,738	2,738	—
Municipal bonds	8,695	95	8,789	8,789	—

Total	$62,589	2,138	64,726	52,155	12,571

As of December 31, 2004 investments with a maturity up to 1 year amounted to $61,402 thousand, those with a maturity from 1 year to 3 years amounted to $780 thousand and those with a maturity over 3 years amounted to $2,544 thousand.

Przedsiebiorstwo “POLMOS” Białystok

Spółka Akcyjna

NOTES TO FINANCIAL STATEMENTS

Amounts in columns expressed in thousands of U.S. dollars

4. Related party transactions

The Company was owned 100% by the State Treasury until its privatization. Therefore payments due to the State Treasury can be recognized as related party transactions.

The payments made to the State Treasury consist primarily of VAT (sales tax), excise tax, income tax and dividends and the retirement of shares presented as a liability to shareholders.

The Company’s main supplier of spirits used for production is Polmos Torun S.A. (“Polmos Torun”), that is owned by the State Treasury. Polmos Torun supplies approximately 65%-70% of the total value of rectified spirit purchased by the Company. The total value of spirits purchased by the Company from Polmos Torun was $4,945 thousand in the first six months of 2005 and $5,720 thousand in the first six months of 2004.

The accounts payable to Polmos Torun as at June 30, 2005 was $1,065 thousand and as at June 30, 2004 was $1.337 thousand.

5. Liabilities to stockholders

On December 16, 2004 the Company repurchased from the State Treasury and retired 5,000,000 shares. The fair value of shares purchased was $67,731 thousand (PLN 210,250 thousand). As of June 30, 2005 the liability to the State Treasury decreased to $62,834 thousand due to the exchange rate changes. This liability to the State Treasury was paid by the Company in July 2005.

6. Subsequent events

On July 11, 2005 the Polish State Treasury concluded the share sale agreement to sell 61% of Polmos Białystok to Central European Distribution Corporation for a total purchase price of 1.06 billion PLN, conditional upon obtaining the Anti-monopoly Office approval. On October 12, 2005 following approval from the Anti-monopoly Office, the State Treasury closed the share sale agreement.